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                                   EXHIBIT 4.2

                  FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE

     This Junior Subordinated Debenture is a Global Subordinated Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Junior Subordinated Debenture is exchangeable for Junior Subordinated Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Junior Subordinated Debenture (other than a transfer of this Junior Subordinated Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Junior Subordinated Debenture is presented by an authorized representative of Wilmington Trust Company (Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001) to the issuer or its agent for registration of transfer, exchange or payment, and any Junior Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of Wilmington Trust Company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of Wilmington Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.

               Certificate No.          Registered Principal Amount

               __________               $__________

                           CUSIP No. ________________

                          SPECTRUM BANCORPORATION, INC.

                      _____% JUNIOR SUBORDINATED DEBENTURE

                              DUE __________, 2031

     Spectrum Bancorporation, Inc., an Iowa corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Wilmington Trust Company or registered assigns, the principal sum of _________________________ Dollars ($_______________) on __________, 2031 (which date may be shortened as provided in the Indenture, the "Stated Maturity"), and to pay interest on said principal sum from __________, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or

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duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day of January, April, July and October in each year commencing April 30, 2001, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Junior Subordinated Debenture is not a Business Day (as defined in the Indenture), then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Junior Subordinated Debenture (or one or more Predecessor Junior Subordinated Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. The principal of and the interest on this Junior Subordinated Debenture shall be payable at the office or agency of the Trustee (as defined in the Indenture) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Registered Holder (as defined in the Indenture) at such address as shall appear in the Securities Register (as defined in the Indenture). Notwithstanding the foregoing, so long as the Holder of this Junior Subordinated Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of and interest on this Junior Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The Stated Maturity may be shortened at any time by the Company to any date not earlier than __________, 2006, subject to the Company having received prior approval of the Federal Reserve (as defined in the Indenture) if then required under applicable capital guidelines or policies of the Federal Reserve.

     The indebtedness evidenced by this Junior Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior and Subordinated Debt (as defined in the Indenture), and this Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Junior Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:                   , 2001    SPECTRUM BANCORPORATION, INC.
       ------------------

                                   By:


                                   ----------------------------------
                                   Name: Deryl F. Hamann
                                   Title: Chairman and Chief Executive Officer


ATTEST:

By:
          -------------------------------
Name:     Daniel J. Brabec
Title:    Secretary


                      FORM OF CERTIFICATE OF AUTHENTICATION

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Junior Subordinated Debentures described in the within-mentioned Indenture.

Dated:                             WILMINGTON TRUST COMPANY, as Trustee

-----------------------------


                                   By:

                                   ----------------------------------
                                   Authorized Signature

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                FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE

                      _____% JUNIOR SUBORDINATED DEBENTURE

                                   (CONTINUED)

     This Junior Subordinated Debenture is one of the junior subordinated debentures of the Company (herein sometimes referred to as the "Junior Subordinated Debentures"), specified in the Indenture, all issued under and pursuant to a Subordinated Indenture dated as of __________, 2001 (the "Indenture") duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Junior Subordinated Debentures. The Junior Subordinated Debentures are limited in aggregate principal amount as specified in the Indenture.

     Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Junior Subordinated Debenture may become due and payable at the option of the Company at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 2:00 p.m., Wilmington, Delaware time, on the date of such redemption or at such earlier time as the Company determines.

     The Company shall have the right to redeem this Junior Subordinated Debenture at the option of the Company, in whole or in part, from time to time, on or after __________, 2006, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest thereon to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Junior Subordinated Debentures are only partially redeemed by the Company pursuant to this paragraph, the Junior Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Junior Subordinated Debentures are registered as a Global Subordinated Debenture (as defined in the Indenture), the Depositary (as defined in the Indenture) shall determine the principal amount of such Junior Subordinated Debentures held by each Junior Subordinated Debenture Holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Junior Subordinated Debenture in part only, a new Junior Subordinated Debenture for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default (as defined in the Indenture), shall have occurred and be continuing, the principal of all of the Junior Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Junior Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) change the stated maturity of the Junior Subordinated Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Junior Subordinated Debenture so affected, or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Junior Subordinated Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, on behalf of all of the Holders of the Junior Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Junior Subordinated Debentures. Any such consent or waiver by the registered Holder of this Junior Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Junior Subordinated Debenture and of any Junior Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Junior Subordinated Debenture.

     No reference herein to the Indenture and no provision of this Junior Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Junior Subordinated Debentures and from time to time to extend the interest payment period of such Junior Subordinated Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Stated Maturity. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     The Company has agreed that if at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and
(b) in respect to which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extended Interest Payment Period as provided herein and shall not have rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, shall be continuing; or (iii) while the Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligation under the Preferred Securities Guarantee, then the Company will not
(1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including the Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees).

     As provided in the Indenture and subject to certain limitations therein set forth, this Junior Subordinated Debenture is transferable by the registered Holder hereof on the Securities Register of the Company, upon surrender of this Junior Subordinated Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Junior Subordinated Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Junior Subordinated Debenture, the Company, the Trustee, any paying agent and the Securities Registrar (as defined in the Indenture) may deem and treat the Registered Holder hereof as the absolute owner hereof (whether or not this Junior Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Junior Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Junior Subordinated Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof. This Global Subordinated

Debenture is exchangeable for Junior Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Junior Subordinated Debentures so issued are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.

     All terms used in this Junior Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.